AGREEMENT FOR THE TRANSFER OF
SHARES OF VoIPCom USA, INC.

          THIS AGREEMENT for the purchase of shares, (the “Agreement”) made this 12th day of May 2008, between AmeriResource Technologies, Inc., a Delaware corporation (“Seller”) holding a controlling interest in  a company known as VoIPCom USA, Inc. (“VCMU”), appearing on the “Pink Sheets” under the trading symbol of “VCMU” and Choi Kok Peng (“Choi” or “Purchaser”), the Purchaser (“Purchaser”), for the purpose of setting forth the terms and conditions upon which the Seller will sell to the Purchaser (and/or assigns), Sixty Six Million  (66,000,000)  Shares of Common Stock of VCMU.

          In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Seller and Purchaser entered into an Escrow Agreement and have appointed Michael Golightly, Attorney at Law, in the State of Utah, to act as the Escrow Agent.  The Escrow Agent will receive and hold all consideration received from the Purchaser for the sale of the VCMU Shares of Common Stock and all documents and corporate records of VCMU; and

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SHARES OF COMMON STOCK

1.01           Subject to the terms and conditions of this Agreement, the Seller agrees to sell Sixty Six Million (66,000,000) Shares of Common Stock of VCMU and the Purchaser agree to purchase the Shares of Common Stock of VCMU for a total of Two Hundred Thousand Dollars ($200,000.00) (the “Purchase Price”).  This is a private transaction between the Sellers and the Purchasers.

1.02           The Seller and the Purchaser hereby appoint Michael Golightly, Attorney at Law (“Golightly”) as the agent to handle the distribution of the funds received for the sale of the Shares of Common Stock and the distribution of all documents and corporate records of VCMU to be held by Golightly.

1.03           Deposit:  Any funds that the Purchaser forwards toward the Purchase Price for the Shares of Stock to Michael Golightly, Attorney at Law, are to be held in trust until the execution of this Agreement by all parties.  If, at the Closing, (as defined below in Section 4.01) the Seller and Purchaser have failed to do all things required to be completed pursuant to the terms hereof, this Agreement can be terminated with the Seller and any funds so deposited will be immediately refunded to the Purchaser

1.04           The Shares of Stock issued by VCMU and the VCMU’s books and records (the “Original Documents”) shall remain with Golightly until the transaction closes and Golightly can forward the Original Documents to the appropriate parties along with all the documents representing VCMU’s corporate books and records in the Seller’s possession.

1.05           Upon the signing of this Agreement and its delivery to Michael Golightly, a copy of this signed Agreement will be forwarded to the Escrow Holder and an Escrow will be established.

1.06           The Closing will take place on or before May 20, 2008 or shortly thereafter, under the terms described in Article IV of this Agreement.

ARTICLE II REPRESENTATIONS AND WARRANTIES

The Sellers hereby represents and warrants to the Purchasers, the following:

2.01           Organization.   The corporation VCMU is a corporation duly organized in the State of Delaware and has all necessary corporate powers to conduct business.  All actions taken by the incorporators, directors and/or shareholders of VCMU have been valid and in accordance with the laws of the State of Delaware.

2.02           Capital.   The authorized capital stock of VCMU currently consists of 500,000,000 Shares of Common Stock, with a par value of $0.0001, of which 1,109,350 Shares of Common Stock are issued and outstanding.  At the Closing, there will be 66,109,350 Shares of Common Stock issued and outstanding and the Purchaser will receive Sixty Six Million (66,000,000)) Shares of Common Stock.  All Shares of Common Stock is voting stock. At the Closing, there will be no outstanding Preferred shares, subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating VCMU to issue or to transfer from treasury any additional shares of its capital stock. There are 140 shareholders of record of VCMU.  The Seller has title to the Shares of Common Stock as fully paid and non-assessable and in accordance with Delaware corporate law and the applicable federal securities laws of the United States of America.

2.03           Absence of Changes.  Since VCMU has remained relatively dormant, there has been no change in the financial condition or operations of VCMU except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.04           Status of VCMU.  Purchaser is agreeing to take the shares of VCMU as set forth herein and is agreeing to accept VCMU as is and without additional warranties or representations except as set forth specifically herein. Seller and VCMU are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving VCMU, other than as disclosed to the Purchaser. There is no other dispute of any kind between VCMU and any third party, and no such dispute will exist at the Closing of this transaction.  At the Closing, VCMU will be free from any and all liabilities, liens, claims and/or commitments.

2.05           Ability to Carry Out Obligations.  The Seller has the right, power, and authority to enter into, and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which VCMU, the officers, directors or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Purchaser (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of VCMU or upon the Shares of Common  Stock issued by VCMU to be acquired by the Purchaser.

2.06           Full Disclosure.  None of representations and warranties made by or in any certificate or memorandum furnished or to be furnished by the Seller regarding VCMU, or VCMU on its behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.07           Compliance with Laws.  VCMU has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to VCMU.  VCMU has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.08           Litigation.  VCMU is not a party to any existing or pending suit, action, arbitration, or legal administrative, or other proceeding, or prior, existing or pending governmental investigation, other than as disclosed by Seller to the Purchaser. VCMU is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09           Conduct of Business.   Prior to the Closing, VCMU shall conduct its business in the normal course, and shall not without the approval of the Purchaser, (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, except as provided in Section 6.12, (iv) incur any liabilities, except in the normal course of business, (v) commit to or issue any options, warrants or shares of common stock in the capital of VCMU; (vi) enter into any debt, loan, debenture or  encumbrance arrangement with respect to VCMU or principal shareholders, officers and directors of VCMU, (vii) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (viii) enter into any other transaction.

2.10           Corporate Documents.  Each of the following documents, which are true, complete and correct in all material respects, will be submitted at the Closing:

            (i)      Certificate of Incorporation; See attached articles

            (ii)     Bylaws See attached By-Laws

         (iv)   Consent of the Board of Directors; Will follow

            (v)      List of Officers and Directors and the resignation(s) of officers and directors; Will follow

            (vi)     Secretary of State Filing Receipt or other evidence of good standing; See attached

            (vii)     Stock register and stock certificate and transfer records of VCMU; See attached email from Pacific Transfer Co.

            (viii)    Certificate of Officer(s) with respect to accuracy of representations and warranties in Article II herein; Will follow

            (ix)       Corporate/minute book of VCMU with all updated entries and filings; Certificate of Officer of VCMU as to accuracy and correctness of representations and warranties in Article II herein; Will follow

            (x)    Shareholders' resolustions appointing new directors. Will follo

2.11           Closing Documents.   All minutes, consents or other documents pertaining to VCMU to be delivered at the Closing shall be valid and in accordance with the laws of the State of Delaware.

2.12           Title.   The Sellers have good title to the Shares of Common Stock being sold to the Purchaser, pursuant to this Agreement.  The Shares of Common Stock will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. Except as provided in this Agreement, the Seller and VCMU are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares of Common Stock of VCMU. The Sellers and VCMU are not aware of any applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares of Common Stock. The Seller and the Purchaser shall act in good faith at all times and act expediently to complete the transaction contemplated herein.

2.13           Representations.  All representations made by the Seller and the Purchaser shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
INVESTMENT INTENT

3.01           Transfer Restrictions.                                                        The Seller and the Purchaser agree that the Shares of Common Stock being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an exemption from registration under the Act.

ARTICLE IV
CLOSING

4.01           Closing.  The Closing of this transaction will occur when the Original Documents and all corporate records of VCMU have been approved by the Purchasers and consideration described below has been delivered (the “Closing”).  Unless the Closing of this transaction takes place on or before May 20, 2008, or shortly thereafter, then either party may terminate this Agreement.  If this Agreement is terminated due to the failure of the Seller to provide the documents specified in Article 2.11, or the documents listed below in Section 4.02, then all consideration paid by the Purchaser shall be returned to the Purchaser and the Purchaser will have no further liability to the Seller in which case the remaining funds in Escrow shall be automatically released by the Escrow Holder to the Purchaser within Two (2) business days of date of such termination.

4.02           Documents to be Delivered at Closing.  As part of the Closing, those documents listed in 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

(a)           By the Seller:

                                               (i)       Sixty Six Million (66,000,000) Shares of Common Stock of VCMU.

                                               (ii)     copies of all of the business and corporate records of  VCMU that are in the possession of the Seller along with representations that there are no outstanding debts and/or debentures; and

                (iii)   such other documents of VCMU that are executed in the normal course of business.

(b)           By the Purchaser;

         (i)  transfer to Michael Golightly, Attorney at Law, the $200,000 representing the Purchase Price for the Shares of Common Stock, along with stock powers, complete with Medallion Signature Guarantees.

ARTICLE V
REMEDIES

5.01           Arbitration.   Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02           Termination.  In addition to any other remedies, the Purchaser may on or before the Closing date, terminate this Agreement, if at the Closing, the Seller and VCMU have failed to comply totally with all material terms of this Agreement, have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction, the Escrow is terminated and the Purchaser will be refunded the total of all payments delivered to the Escrow Agent.

ARTICLE VI
MISCELLANEOUS

6.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

6.06           Significant Changes   The Seller understands that significant changes may be made in the capitalization and/or stock ownership of VCMU, which changes could involve a reverse stock split and/or the issuance of additional Shares of Common Stock, thus possibly having a significant negative effect on the percentage of ownership and/or number of Shares of Common Stock owned by present shareholders of VCMU.

6.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

6.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Seller:

                 AmeriResource Technologies, Inc.
     Attn:  Delmar Janovec
     3440 E. Russell Road, Suite 217
     Las Vegas, Nevada 89102
     Phone:  (702) 214-4249
      Fax:  (702) 214-4221

 If to the Purchaser:

                Choi Kok Peng
    4th Floor, Wisma Dani
    No. 1, Jalan Jejaka 4
    Taman Maluri, Cheras
    55100 Kuala Lumpur, Malaysia
     Email:  lywen@tm.net.my  & chong918@gmail.com & Robert.clarke@7bridge.com

     Phone: +603 92828788
     Fax:  +603 92820787

If the Escrow Holder:
      Michael Golightly, Attorney at Law
     59 West 100 South, Second Floor
     Salt Lake City, Utah 84101
     Phone: (801) 575-8073 ext. 105
     Fax: (801) 575-8092

6.09           Binding Effect.     This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.10           Effect of Closing.   All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement.

6.11           Mutual Cooperation.    The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER:  AMERIRESOURCE TECHNOLOGIES, INC., a Delaware corporation

         /s/ Delmar Janovec
By:____________________________________________________________
     Delmar Janovec, President

PURCHASER:  CHOI KOK PENG, an individual

        /s/ Choi Kok Peng
By: ___________________________________________________________
        Choi Kok Peng

ESCROW AGREEMENT

This Escrow Agreement (hereinafter "Escrow Agreement") is made and entered into this 12th Day of May 2008 by the Selling Shareholder (“Seller”) of VoIPCom USA, Inc.  (“VCMU”), a Delaware corporation trading under the symbol VCMU.PK and Choi Kok Peng (“Purchaser”), and Michael Golightly, Attorney At Law, (“Golightly”) who will act as Escrow Holder ("Escrow Holder").

WITNESSETH
          In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WHEREAS:

A.
The Seller is selling Sixty Six Million (66, 000,000) Million Shares of Common Stock of VCMU. The Seller are also transferring the complete books and records of VCMU for a total purchase price of Two Hundred Thousand ($US 200,000.00) (“Total Purchase Price). The Purchaser acknowledges that VCMU currently has  66,109,350 Shares of Common Stock and zero (0) Preferred Share outstanding.

B.	The Purchaser is an individual citizen of Malaysia holding Malaysian Identity Card Number 651111-08-6089

C.	The Seller is a Delaware corporation that is currently the parent corporation of VCMU; and

D.
The Seller and the Purchaser desire to establish an Escrow Account for the amount to be paid by the Purchaser for the Shares of Common Stock in the total amount of $200,000 and Seller to deliver to Purchaser all of the VCMU books, records and documents in the possession of Seller or VCMU, along with the resignations of all officers and directors.

E.	The Seller and the Purchaser desire that Michael Golightly, Attorney At Law, (“Escrow Holder”), serve as the Escrow Holder in connection with the Selling Agreement.

DEPOSIT:

(a) The Purchasers have deposited $0.00 toward the purchase of the Shares of  Common Stock issued by VCMU, along with this signed Escrow Agreement, to Escrow Holder.  Any funds advanced by the Purchaser will be deposited in an account under the control of Michael Golightly (a non-interest bearing account) and will be held therein until the closing, as defined in paragraph 3 herein.  A fully signed copy of the Escrow Agreement shall be delivered to the Seller and the Purchaser upon execution.  The $0.00on deposit with the Escrow Holder will be added to make a total of $200,000 to make up the total payment for the Shares of Common Stock to be delivered to Purchaser and the books and records of VCMU as further described in the Agreement between the parties.

(i)
(b) The Selling Agreement shall be fully signed and delivered to all parties.  The Purchaser shall notify the Escrow Holder when the review and examination of VCMU’s records and all books, records and shareholder list of VCMU has been reviewed to the Purchaser’s satisfaction.  This review will be within the normal course of business within Seven (7) days of receipt of such information whereupon the total funds on deposit will be refundable if the books and records of VCMU are not as represented by the Sellers.

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NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

           1.   The Seller will, upon request, make available, for review and inspection by the Purchaser or his representative(s), copies of all documents listed in the Selling Agreement and all other documents which may be requested by the Purchaser that are available.

       2.  The Seller will immediately forward to Escrow Holder, all documents listed in the Selling Agreement and the books and records of VCMU (the “Original Documents”).  The Original Documents will be held by the Escrow Holder until the Closing, with copies to the Purchaser.  The Purchaser will be allowed to review all of the documents.

       3.  The Closing shall take place immediately upon receipt of $200,000 for the  purchase of the Shares of Common Stock) and the approval by the Purchaser of the purchase of the Shares of Common Stock and the books and records of VCMU and the receipt of all Original Documents properly endorsed or assigned as required by the Purchaser, and as delivered by the Escrow Holder on behalf of the Seller to the Purchaser.

        4.  The Escrow Holder is hereby instructed to receive and hold the Funds, the Shares of Common Stock, the Original Documents, other documents and corporate records of VCMU described above, in the Escrow Account and shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, until the occurrence of events triggering the Closing. The Closing will take place at the office of the Escrow Holder, and any communication between the parties can be by telephone or fax and the signing of any documents can be done by fax.  It will not be necessary for any party to be present at the Closing so long as all parties have agreed in writing to all transactions involved.

        5.                      The Escrow Holder shall have no duties or obligations other than those specifically set forth herein.  The acceptance by the Escrow Holder of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

         6.  The Sellers, the Purchasers and the Escrow Holder understand and agree that the Escrow Holder is not a principal, participant, or beneficiary of the underlying transactions which necessitate this Escrow Agreement.  The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents.  So long as the Escrow Holder has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Holder shall have no liability under, or duty to inquire beyond the terms and provisions, of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature.  Escrow Holder shall, in no event, be liable for any exemplary or consequential damages.

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        7.                      The Escrow Holder does not have any responsibility to review any documents which shall be held in the Escrow Account for accuracy or completeness.  The Sellers shall have full responsibility to assure that all documents required by the Selling Agreement are so delivered to escrow, and the Purchasers shall have the full responsibility to review all documents for completeness and accuracy.

        8.                      The Escrow Holder shall not be obligated to take any legal actions hereunder which might, in the Escrow Holder's judgment, involve any expense or liability, unless the Escrow Holder shall have been furnished with reasonable indemnity.

        9.                      The Escrow Holder is not bound in any way by any other contract or Agreement between the parties hereto whether or not the Escrow Holder has knowledge thereof of its terms and conditions and the Escrow Holder's only duty, liability and responsibility shall be to hold and deal with the Escrow Documents as herein directed.

      10.                      The Escrow Holder shall not be bound by any modification, amendment, termination, cancellation, rescission or super session of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Holder hereunder are affected thereby, unless it shall have given prior written consent thereto.

       11. The parties hereto each jointly and severally agree to indemnify the Escrow Holder against, and hold the Escrow Holder harmless from anything which the Escrow Holder may do or refrain from doing in connection with his performance or non-performance as Escrow Holder under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Holder as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Holder in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Holder's willful misconduct or gross negligence.

      12.                      In the event of any disagreement between the Seller and the Purchaser or either of them concerning this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Funds, or in the event that the Escrow Holder is in doubt as to what action the Escrow Holder should take hereunder, the Escrow Holder may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Holder shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Holder shall be entitled to continue so to refrain from acting until:

(a)  the rights of the Seller and the Purchaser shall have been fully and finally adjudicated through arbitration as provided herein, or by a court of competent jurisdiction; or arbitration.

(b)  all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Holder shall have been notified thereof in writing signed by all parties.

                  13. Should Escrow Holder become involved in litigation or arbitration in any manner whatsoever on account of this agreement or the Funds and/or the stock certificates, the parties hereto (other than Escrow Holder), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Holder, in addition to any charge made hereunder for acting as Escrow Holder, reasonable attorneys' fees incurred by Escrow Holder, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

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      14. If at any time a dispute shall exist as to the terms of this Agreement, the duties of the Escrow Agent hereunder, or the rights of any person in or to any or all of the funds deposited in the Escrow Account, the Escrow Agent may deposit all Escrow Funds and documents, together with all documents delivered to it pursuant to this Agreement, with the Clerk of a District Court in the State of Utah, and may interplead the parties hereto. Upon so depositing such Escrow Funds and documents and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms of this Agreement.  The parties hereto, for themselves and their successors and assigns, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceedings mentioned in this paragraph.

      15.                      The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of the Sellers and the Purchasers.

      16.                      The Escrow Holder may resign as escrow agent in respect of the funds by giving written notice to the Seller and the Purchaser.  The resignation of the Escrow Holder shall be effective, and the Escrow Holder shall cease to be bound by this Escrow Agreement for thirty (30) days following the date that notice of resignation was given.

       17.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to the Seller:

                 AmeriResource Technologies, Inc.
     Attn:  Delmar Janovec
     3440 E. Russell Road, Suite 217
     Las Vegas, Nevada 89102
     Phone:  (702) 214-4249
      Fax:  (702) 214-4221

 If to the Purchasers:

                Choi Kok Peng
    4th Floor, Wisma Dani
    No. 1, Jalan Jejaka 4
    Taman Maluri, Cheras
    55100 Kuala Lumpur, Malaysia
     Email:  lywen@tm.net.my  & chong918@gmail.com & Robert.clarke@7bridge.com

     Phone: +603 92828788
     Fax: +603 92820787

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If the Escrow Holder:
      Michael Golightly, Attorney at Law
     59 West 100 South, Second Floor
     Salt Lake City, Utah 84101
     Phone: (801) 575-8073 ext. 105
     Fax: (801) 575-8092

or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or faxed.

      18.                      This Escrow Agreement shall be construed according to the laws of the State of Utah and the parties submit themselves to the exclusive jurisdiction of the Courts of the State of Utah in the event of any dispute.

      19.                      This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same.  Facsimile copies may act as originals.

This Escrow Agreement is executed as of May 12, 2008

SELLER:  AMERIRESOURCE TECHNOLOGIES, INC., a Delaware corporation

        /s/ Delmar Janovec
By:____________________________________________________________
     Delmar Janovec, President

PURCHASER:  CHOI KOK PENG, an individual

        /s/ Choi Kok Peng
By: ___________________________________________________________
        Choi Kok Peng
OlzHolze

          Michael Golightly, Attorney at Law - Escrow Holder

        /s/ Michael Golightly
By: ___________________________________________________________
Michael Golightly, Attorney at Law

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